                                                                     EXHIBIT 1.1


                               WHITMAN CORPORATION

                                 DEBT SECURITIES

                             UNDERWRITING AGREEMENT


                                                                  ________, 2000


[NAME AND ADDRESS OF UNDERWRITERS]


Ladies and Gentlemen:

                  1. Introductory. Whitman Corporation, a Delaware corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of January 15, 1993, as supplemented by the First Supplemental Indenture dated as of May 20, 1999 (the indenture, as so supplemented, is hereinafter referred to as the "Indenture"), between the Company and Bank One Trust Company, National Association, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

                  The Registered Securities involved in any such offering are hereinafter referred to as the "Securities." The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives;" provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in Sections 2(b), 5(b) and 6 and the second sentence of Section 3), shall mean the Underwriters.

                  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement on Form S-3 (No. 333-_____) (the "Registration Statement"), including a prospectus contained in the Registration Statement relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and such registration statement has become effective. The Registration Statement (as amended) and the prospectus constituting part of such registration statement (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) under the Securities Act of 1933, as amended (the "Act")), including all material incorporated therein by reference, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented as contemplated by
Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed after the date hereof with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

                  (b) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                  (c) The consolidated historical financial statements, together with the related notes thereto, set forth or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-3 under the Act. Such historical financial statements fairly present in all material respects the financial position of the Company at the respective dates indicated and the results of operations and cash flows of the Company for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. The other historical financial information and data included in the Prospectus is, in all material respects, accurately presented and true and correct.

                  3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of a Terms Agreement substantially in the form of Annex I attached hereto ("Terms Agreement") and a Letter of Acceptance substantially in the form of Annex II attached hereto at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date not later than four full business days thereafter or



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such other time and date as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriters may request.

                  If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex III attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be made only with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

                  4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Kirkland & Ellis, counsel for the Underwriters, one conformed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, Rule 424(b)(5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent





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the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (d) In order to comply with the provisions of Section 11(a) of the Act, the Company will, as soon as practicable, but not later than 16 months, after the date of each Terms Agreement, make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of filing with the Commission of the Company's most recent Annual Report on Form 10-K prior to the date of such Terms Agreement.

                  (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

                  (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives shall reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                  (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report on Form 10-K or 10-Q or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

                  (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including





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fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

                  (i) For a period beginning at the time of execution of the Terms Agreement and ending one business day after the Closing Date, the Company will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any publicly sold (including pursuant to Rule 144A of the Securities Act) United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

                  5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein on the date hereof and at the time of execution of the Terms Agreement and on the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (b) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities or the Registered Securities as contemplated by the Registration Statement and the Prospectus; (ii) any downgrading in the rating of any debt securities of the Company by Standard & Poor's Corporation or Moody's Investors Service, Inc., or any public announcement that either such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices or trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgement of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the




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Securities.

                  (c) The Underwriters shall have received an opinion, dated the Closing Date, of Sidley & Austin, counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                           (ii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities other than any Contract Securities conform in all material respects, and any Contract Securities, when so issued and delivered and sold, will conform, in all material respects, to the description thereof contained in the Prospectus;

                           (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws or Blue Sky laws of various jurisdictions;

                           (iv) Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (other than the financial statements and the notes thereto, and the supporting schedules and other financial or statistical data derived therefrom or included or incorporated by reference therein, as to which no opinion need be given) complied when filed as to form in all material respects with the Exchange Act and the Rules and Regulations thereunder;

                           (v) The Registration Statement has become effective under the Act, the Prospectus was duly filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and (A) the Registration Statement, as of its effective





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         date, and the Registration Statement and the Prospectus, as of the date of the Terms Agreement and the applicable Closing Date, and any amendment or supplement thereto, as of its date (other than in each case the financial statements and the notes thereto, and the supporting schedules and other financial or statistical data derived therefrom or included or incorporated by reference therein, as to which no opinion need be expressed), complied or comply, as the case may be, as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; (B) nothing came to such counsels' attention which causes them to believe that the Registration Statement, as of its effective date, the Registration Statement or the Prospectus as of the date of the Terms Agreement and the applicable Closing Date, or any such amendment or supplement thereto, as of its date (other than in each case the financial statements and the notes thereto, and the supporting schedules and other financial or statistical data derived therefrom or included or incorporated by reference therein, as to which no belief need be expressed), contained or contains, as the case may be, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Terms Agreement and the applicable Closing Date, and any amendment or supplement thereto, as of its date (other than in each case the financial statements and the notes thereto, and the supporting schedules and other financial or statistical data derived therefrom or included or incorporated by reference therein, as to which no belief need be expressed), included or includes, as the case may be, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the information in the Prospectus under the captions "Description of the Notes" and "Description of the Debt Securities" or a comparable section describing the Securities and the Indenture is accurate in all material respects; and

                           (vi) This Agreement and any applicable Terms
         Agreement and any Delayed Delivery Contracts have each been duly authorized, executed and delivered by the Company.

                  (d) The Underwriters shall have received an opinion, dated the Closing Date, of Steven R. Andrews, General Counsel of the Company, to the effect that:

                           (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole;

                          (ii) Each "significant subsidiary" (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described




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         in the Prospectus;

                         (iii) Each such significant subsidiary of the Company is in good standing and is duly qualified to do business as a foreign corporation in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be in good standing or so qualify would not, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in Exhibit 21 of the Company's most recent Annual Report on Form 10-K filed with the Commission;

                          (iv) The execution, delivery and performance of the Indenture, this Agreement, the Terms Agreement and Letter of Acceptance and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has the power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and the Terms Agreement;

                           (v) To the best of such counsel's knowledge and information, (A) there are no contracts, indentures, mortgages, loan agreements, notes, deeds of trust, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and
         (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, deed of trust, lease or other instrument which breach would, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole; and

                          (vi) Nothing came to such counsel's attention which causes him to believe that the Registration Statement, as of its effective date, the Registration Statement as of the date of the Terms Agreement and the applicable Closing Date, or any such amendment or supplement, as of its date, contained or contains an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms





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         Agreement and the applicable Closing Date, and any amendment or supplement thereto, as of its date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents constitute an accurate summary of such statutes, proceedings, contracts and other documents in all material respects; it being understood that such counsel need express no opinion as to the financial statements and the notes thereto, or the supporting schedules and other financial or statistical data derived therefrom contained in the Registration Statement or the Prospectus or incorporated by reference therein.

                  (e) The Underwriters shall have received from Kirkland & Ellis, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Underwriters shall have received a certificate, dated the Closing Date, of the Chairman and Chief Executive Officer or any Vice President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements of the Company in or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) The Underwriters shall have received a letter or letters, dated the Closing Date, of KPMG LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                           (i) in their opinion, the financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus, comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations;

                          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;



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                         (iii) on the basis of the review, if any, referred to
         in clause (ii) above, a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited consolidated financial
                  statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations or any material modification should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) the unaudited summary financial
                  information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                                    (C) at the date of the latest available
                  balance sheets read by such accountants, there was any change in the capital stock or any increase in long-term debt, including current maturities, of the Company and consolidated subsidiaries and at the date of the latest available balance sheet read by such accountants, there was any decrease in total shareholders' equity of the Company and consolidated subsidiaries, in each case as compared with amounts shown on the latest balance sheets included or incorporated by reference in the Prospectus; and at a subsequent specified date not more than five days prior to the Closing Date, there was any change greater than three percent in the capital stock or any increase greater than five percent in long-term debt, including current maturities, of the Company and consolidated subsidiaries as compared with amounts shown on the latest balance sheets included or incorporated by reference in the Prospectus; and

                                    (D) for the period from the date of the
                  latest income statements included or incorporated by reference in the Prospectus to the closing date of the latest available income statements read by such accountants there were any decreases, as compared with the corresponding period of the preceding year, in consolidated sales and revenues, operating income or net income of the Company and consolidated subsidiaries; and for the period from the closing date of the latest available income statement read by such accountants to a subsequent specified date not more than five days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated sales and revenues, operating income or net income of the Company and consolidated subsidiaries;

         except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (iv) in addition to the procedures specified in clause
         (ii) above, they have carried out certain other limited procedures of a nature customarily the subject of independent auditors' comfort letters with respect to (A) specified dollar amounts (or percentages derived from such dollar amounts) and (B) other financial information of a nature customarily the subject of independent auditors' comfort letters, which is contained in the Prospectus, including without limitation the ratios of earnings to fixed charges, and have found such dollar amounts, percentages and other financial information to be in agreement with the relevant accounting and financial records specified in such letter, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

The Company will furnish the Representatives with such additional copies of such opinions, certificates, letters and documents as they reasonably request.

                  6.       Indemnification and Contribution.
                           --------------------------------

                  (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expense reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                  (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                  7 Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

                  The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

                  8 Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

                  9 Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Whitman Corporation, 3501 Algonquin Road, Rolling Meadows, Illinois 60008, Attention: Secretary.

                  10 Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

                  11 Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     * * * *

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                            Very truly yours,

                                            WHITMAN CORPORATION


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:

[NAME OF UNDERWRITERS]


By:
---------------------------------------
         Name:
         Title:


[NAME OF UNDERWRITERS]


By:
---------------------------------------

         Name:
         Title:


[NAME OF UNDERWRITERS]


By:
---------------------------------------

         Name:
         Title:

                                                                         ANNEX I


                               WHITMAN CORPORATION
                                   ("COMPANY")


                                 DEBT SECURITIES


                                 TERMS AGREEMENT

                                                             _____________, 200_


Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois  60008
Attention:

Dear Sirs:

                  On behalf of the several Underwriters named in Schedule A hereto ("Underwriters") and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement dated, 200_ between Whitman Corporation and the Underwriters ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

           Title:  [     %] [FLOATING RATE]--Notes,--Debentures--Bonds--Due

           Principal Amount:  $

           Interest: [ % PER ANNUM, FROM, 200_, PAYABLE SEMIANNUALLY ON AND, COMMENCING 200_, TO HOLDERS OF RECORD ON THE PRECEDING __________ OR ________, AS THE CASE MAY BE.] [ZERO COUPON.]

           Maturity:                 ,    .

           Optional Redemption:

           Sinking Fund:

           Delayed Delivery Contracts: [NONE.] [DELIVERY DATE(S) SHALL BE 200_. UNDERWRITERS' FEE IS % OF THE PRINCIPAL AMOUNT OF THE CONTRACT SECURITIES.]

           Purchase Price:     % of principal amount, plus accrued interest
[, IF ANY,] from 200_.

           Expected Reoffering Price:   % of principal amount, subject to change
by the undersigned.

           Closing:  A.M. on      , 200_, at ______ in Federal (same day) funds.

           Representative[S]:    [NAME AND ADDRESS OF UNDERWRITER(S)]

           The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

           It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

           The provisions of the Underwriting Agreement are incorporated herein by reference.

           The Securities will be made available for checking and packaging at the office of at least 24 hours prior to the Closing Date.

           Please signify your acceptance of the foregoing by return wire not later than 3:00 P.M. today.

                                Very truly yours,


                                [NAME AND SIGNATURE BLOCK
                                FOR UNDERWRITER(S)]

                                   SCHEDULE A

                                                                Principal
                                      Underwriter                 Amount
                                      -----------              -----------

[UNDERWRITER(S)].............................................  $




                                                               -----------
         Total...............................................  $
                                                               ===========

                                                                        ANNEX II


To:      [UNDERWRITERS]
         [INSERT NAME(S) OF REPRESENTATIVES OF UNDERWRITERS
         AS REPRESENTATIVE OF THE SEVERAL UNDERWRITER[S],
         C/O]



                  We accept the offer contained in your letter, dated ____________, 200_, relating to $____ million principal amount of our [INSERT TITLE OF SECURITIES]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement dated , 200_ between the undersigned and you ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements of the undersigned and its subsidiaries in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                       Very truly yours,

                                       WHITMAN CORPORATION



                                       By:
                                           -------------------------------
                                       Its:
                                           -------------------------------

                                                                       ANNEX III

                                                               ___________, 200_


                            DELAYED DELIVERY CONTRACT


Whitman Corporation
c/o





Gentlemen:

                  The undersigned hereby agrees to purchase from Whitman Corporation, a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on ___________, 200_ ("Delivery Date").

                                $
                                 ---------------


principal amount of the Company's _______________ securities ("Securities"), offered by the Company's Prospectus dated __________, 200_, and a Prospectus Supplement dated ___________, 200_ relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

                  Payment for the Securities that the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order by certified or official bank check in Federal (same day) funds at the office of ______________ at 10:00 A.M. on the Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

                  It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the




                                     III-1

Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

                  Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                  This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                  It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first--come, first--served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                              Yours very truly,

                              ---------------------------------
                              [NAME OF PURCHASER]

                              By:
                                 ------------------------------

                              ---------------------------------
                              [TITLE OF SIGNATORY]

                              ---------------------------------

                              ---------------------------------
                              [ADDRESS OF PURCHASER]


Accepted, as of the above date.

WHITMAN CORPORATION

By:
   ----------------------------



                                     III-2